                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this form 10-K into the Company's previously filed Registration Statements (File No. 333-39497, File No. 33-62881, File No. 33-62883, File No. 333-40775, File No. 033-21995, File No. 033-29317, File No.
033-62867, File No. 033-62865, File No. 033-62877, File No. 033-62879, File No.
033-62881, File No. 033-62883, File No. 333-18477, File No. 333-21927 and File
No. 333-3643).



                                       Arthur Andersen LLP


Baltimore, Maryland,
  March 30, 1998